ADP Reports Third Quarter Fiscal 2022 Results
•Revenues increased 10% compared to last year's third quarter to $4.5 billion; 11% organic constant currency
•Net earnings increased 15% to $929 million, and adjusted net earnings increased 15% to $930 million
•Adjusted EBIT increased 12% to $1.2 billion, and adjusted EBIT margin increased 50 basis points to 26.8%
•Diluted earnings per share ("EPS") increased 16% to $2.21; adjusted diluted EPS increased 17% to $2.21
•Fiscal 2022 guidance increased as strong momentum continues across the business; raising guidance for revenue, adjusted EBIT margin, adjusted diluted EPS, and key business metrics

ROSELAND, N.J. – April 27, 2022 – ADP (Nasdaq: ADP), a leading global technology company providing human capital management (HCM) solutions, today announced its third quarter fiscal 2022 financial results and updated its fiscal 2022 outlook.
Third Quarter Fiscal 2022 Consolidated Results
Compared to last year’s third quarter, revenues increased 10% to $4.5 billion and 11% on an organic constant currency basis. Net earnings increased 15% to $929 million, and adjusted net earnings increased 15% to $930 million. Adjusted EBIT increased 12% to $1.2 billion, representing an adjusted EBIT margin increase of 50 basis points in the quarter to 26.8%, as higher revenues were partially offset by increased expenses related to selling, implementation and service, as well as higher PEO pass-through expenses. ADP’s effective tax rate for the quarter on both a reported basis and an adjusted basis was 22.0%. Diluted EPS increased 16% to $2.21, and adjusted diluted EPS increased 17% to $2.21.
“Our strong third quarter results reflect an improving demand environment combined with continued execution on our strategic plan to simplify, innovate and grow," said Carlos Rodriguez, Chief Executive Officer, ADP. "Our unrelenting focus remains on helping our clients adapt to the rapidly changing world of work, and we continue to invest in our products, associates and brand to build on our leadership position in human capital management."
"Third quarter revenue growth and margin performance exceeded our forecasts, and we were pleased with the healthy adjusted EBIT and EPS growth," said Don McGuire, Chief Financial Officer, ADP. "With considerable momentum in bookings, pays per control, PEO worksite employee growth and Employer Services revenue retention, we are positioned for a strong finish to fiscal 2022 and we look forward to driving sustainable long-term growth."

Adjusted EBIT, adjusted EBIT margin, adjusted net earnings, adjusted diluted earnings per share, adjusted effective tax rate and organic constant currency are all non-GAAP financial measures. Please refer to the accompanying financial tables at the end of this release for a discussion of why ADP believes these measures are important and for a reconciliation of non-GAAP financial measures to their closest comparable GAAP financial measures.
Third Quarter Segment Results
Employer Services – Employer Services offers a comprehensive range of global HCM and Human Resources Outsourcing solutions. Compared to last year's third quarter:
•Employer Services revenues increased 8% on a reported basis and 9% on an organic constant currency basis
•U.S. pays per control increased 7%
•Employer Services segment margin increased 120 basis points

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions. Compared to last year's third quarter:
•PEO Services revenues increased 14%
•PEO Services revenues excluding zero-margin benefits pass-throughs increased 14%
•Average worksite employees paid by PEO Services increased 16% to about 688,000
•PEO Services segment margin was flat

Included within the results of our segments above:
Interest on Funds Held for Clients – The safety, liquidity, and diversification of ADP clients’ funds are the foremost objectives of the Company’s investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines, and most of the investment portfolio is rated AAA/AA. Compared to last year's third quarter:
•Interest on funds held for clients increased 10% to $118 million
•Average client funds balances increased 15% to $38.1 billion
•The average interest yield on client funds decreased 10 basis points to 1.2%

Fiscal 2022 Outlook
Certain components of ADP’s fiscal 2022 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable. Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.
•Fiscal 2021 pre-tax charges of $3 million and pre-tax gains of approximately $31 million related to legal settlements
•Fiscal 2022 expected pre-tax charges of approximately $8 million related to transformation initiatives
Consolidated Fiscal 2022 Outlook
•Revenue growth of 9% to 10%
•Adjusted EBIT margin expansion of 75 to 100 basis points
•Adjusted effective tax rate of approximately 22.5%
•Diluted EPS growth of 14% to 16%
•Adjusted diluted EPS growth of 15% to 17%
Employer Services Segment Fiscal 2022 Outlook
•Employer Services revenue growth of about 7%
•Employer Services margin expansion of 100 to 125 basis points
•Employer Services new business bookings growth of 13% to 16%
•Employer Services client revenue retention decrease of approximately 20 basis points
•Increase in U.S. pays per control of 6% to 7%
PEO Services Segment Fiscal 2022 Outlook
•PEO Services revenue growth of 14% to 15%
•PEO Services revenue, excluding zero-margin benefits pass-throughs, growth of 15% to 17%
•PEO Services margin expansion of 25 to 50 basis points
•PEO Services average worksite employee count growth of 14% to 15%
Client Funds Extended Investment Strategy Fiscal 2022 Outlook
The interest assumptions in our outlook are based on Fed Funds futures contracts and various forward yield curves as of April 26, 2022. The Fed Funds futures contracts are used in the client short and corporate cash interest income outlook. A combination of various forward yield curves that reflect our investment mix, resulting in a blended rate of 2.8%, was used to forecast new purchase rates across the client and corporate extended and client long portfolios over the remainder of the fiscal year.

•Interest on funds held for clients of $450 to $455 million; this is based on anticipated growth in client funds balances of 18% to 20% and an average yield that is anticipated to decrease about 10 basis points to 1.4%
•Total contribution from the client funds extended investment strategy of $475 to $480 million

Fiscal 2022 Outlook

		Fiscal 2021 (unaudited)	January 26, 2022 Fiscal 2022 Outlook (a)	April 27, 2022 Fiscal 2022 Outlook (a)
Total ADP	Revenues	$15,005M	8 to 9%	9 to 10%
	Adj. EBIT Margin	22.6%	50 to 75 bps	75 to 100 bps
	Adj. Effective Tax Rate	22.7%	~22.5%	~22.5%
	Adj. Diluted EPS	$6.02	12 to 14%	15 to 17%
Employer Services	Revenues	$10,195M	~6%	~7%
	Margin	29.9%	75 to 100 bps	100 to 125 bps
	ES New Business Bookings	$1.5B	12 to 16%	13 to 16%
	Client Revenue Retention	92.2%	~(40) bps	~(20) bps
	U.S. Pays Per Control	(3)%	5 to 6%	6 to 7%
PEO Services	Revenues	$4,818M	13 to 15%	14 to 15%
	Revenues Ex Pass-throughs	$1,726M	14 to 16%	15 to 17%
	Margin	14.9%	(50) bps to flat	25 to 50 bps
	Average WSEs	582,000	13 to 15%	14 to 15%
Client Funds Interest	Average Client Funds Balances	$27.4B	18 to 20%	18 to 20%
	Yield on Client Funds Portfolio	1.5%	(10) bps, to 1.4%	(10) bps, to 1.4%
	Client Funds Interest Revenue	$422M	$440 to $450M	$450 to $455M
	Extended Investment Strategy	$450M	$465 to $475M	$475 to $480M
(a) Outlook contemplates the impact of foreign currency in revenue and operating results.

Investor Webcast Today
As previously announced, ADP will host a conference call for financial analysts today, Wednesday, April 27, 2022 at 8:30 a.m. ET. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation accompanying the webcast is also available at investors.adp.com/events-and-presentations.

Supplemental financial information including schedules of quarterly and full year reportable segment revenues and earnings for fiscal years 2020, 2021, and 2022 are posted to ADP’s website at investors.adp.com. ADP news releases, current financial information, SEC filings, and Investor Relations presentations are accessible at the same website.

About ADP (Nasdaq: ADP)
Designing better ways to work through cutting-edge products, premium services, and exceptional experiences that enable people to reach their full potential. HR, Talent, Time Management, Benefits, and Payroll. Informed by data and designed for people. Learn more at ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$2,882.3	$2,671.2	$7,911.9	$7,346.1
Interest on funds held for clients	118.0	107.4	325.0	319.2
PEO revenues (A) (B) (C)	1,512.7	1,323.4	4,133.7	3,603.1
Total revenues	4,513.0	4,102.0	12,370.6	11,268.4

Expenses:
Costs of revenues:
Operating expenses (B) (C)	2,212.5	1,999.5	6,184.0	5,609.5
Systems development and programming costs	197.3	178.6	585.8	521.8
Depreciation and amortization	102.4	100.0	306.2	303.5
Total costs of revenues	2,512.2	2,278.1	7,076.0	6,434.8

Selling, general, and administrative expenses	817.5	763.0	2,319.0	2,199.8
Interest expense	18.4	13.5	55.3	42.4
Total expenses	3,348.1	3,054.6	9,450.3	8,677.0

Other (income)/expense, net	(25.0)	(18.8)	(80.4)	(72.7)

Earnings before income taxes	1,189.9	1,066.2	3,000.7	2,664.1

Provision for income taxes	261.4	255.5	677.3	603.8

Net earnings	$928.5	$810.7	$2,323.4	$2,060.3

Basic earnings per share	$2.22	$1.90	$5.53	$4.82

Diluted earnings per share	$2.21	$1.90	$5.51	$4.80

Components of Other (income)/expense, net:
Interest income on corporate funds	$(5.6)	$(4.7)	$(23.8)	$(28.9)
Realized (gains)/losses on available-for-sale securities, net	0.3	0.4	(0.2)	(7.6)
Impairment of assets	4.3	2.6	4.3	7.6
Gain on sale of assets	(6.2)	(1.6)	(7.5)	(3.4)
Non-service components of pension income, net	(17.8)	(15.5)	(53.2)	(40.4)
Other (income)/expense, net	$(25.0)	$(18.8)	$(80.4)	$(72.7)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $16,826.6 million and $13,894.6 million for the three months ended March 31, 2022 and 2021, respectively, and $46,863.8 million and $38,259.5 million for the nine months ended March 31, 2022 and 2021, respectively.

(B) PEO revenues and operating expenses include zero-margin benefits pass-through costs of $897.2 million and $784.7 million, and $2,600.6 million and $2,291.7 million for the three and nine months ended March 31, 2022 and 2021, respectively.

(C) PEO revenues and operating expenses include costs related to workers' compensation coverage and state unemployment taxes for worksite employees of $242.3 million and $222.2 million, and $500.9 million and $422.1 million for the three and nine months ended March 31, 2022 and 2021, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions, except per share amounts)
(Unaudited)
	March 31,	June 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$1,634.2	$2,575.2
Accounts receivable, net of allowance for doubtful accounts of $58.3 and $79.6, respectively	3,250.7	2,727.4
Other current assets	699.3	533.4
Total current assets before funds held for clients	5,584.2	5,836.0
Funds held for clients	58,319.6	34,905.8
Total current assets	63,903.8	40,741.8
Long-term receivables, net of allowance for doubtful accounts of $0.2 and $0.3, respectively	10.2	11.5
Property, plant and equipment, net	650.5	684.5
Operating lease right-of-use asset	445.5	462.2
Deferred contract costs	2,496.7	2,498.2
Other assets	910.0	825.8
Goodwill	2,324.1	2,338.4
Intangible assets, net	1,327.3	1,210.1
Total assets	$72,068.1	$48,772.5

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$81.7	$141.1
Accrued expenses and other current liabilities	2,100.6	1,963.3
Accrued payroll and payroll-related expenses	765.6	910.2
Dividends payable	431.7	390.8
Short-term deferred revenues	197.5	203.9
Obligations under reverse repurchase agreements (A)	—	23.5
Income taxes payable	141.5	58.2
Total current liabilities before client funds obligations	3,718.6	3,691.0
Client funds obligations	59,387.9	34,403.8
Total current liabilities	63,106.5	38,094.8
Long-term debt	2,986.6	2,985.0
Operating lease liabilities	344.9	343.2
Other liabilities	954.2	834.1
Deferred income taxes	135.6	482.9
Long-term deferred revenues	347.4	362.4
Total liabilities	67,875.2	43,102.4

Stockholders' equity:
Preferred stock, $1.00 par value: authorized, 0.3 shares; issued, none	—	—
Common stock, $0.10 par value: authorized, 1,000.0 shares; issued, 638.7 shares at March 31, 2022 and June 30, 2021; outstanding, 418.2 and 423.7 shares at March 31, 2022 and June 30, 2021, respectively	63.9	63.9
Capital in excess of par value	1,736.8	1,531.3
Retained earnings	20,504.5	19,451.1
Treasury stock - at cost: 220.5 and 215.0 shares at March 31, 2022 and June 30, 2021, respectively	(16,850.0)	(15,386.8)
Accumulated other comprehensive (loss)/ income	(1,262.3)	10.6
Total stockholders’ equity	4,192.9	5,670.1
Total liabilities and stockholders’ equity	$72,068.1	$48,772.5

(A) As of June 30, 2021, $23.5 million of long-term marketable securities have been pledged as collateral under the Company's reverse repurchase agreements.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Nine Months Ended
	March 31,
	2022	2021
Cash Flows from Operating Activities:
Net earnings	$2,323.4	$2,060.3
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	384.6	384.7
Amortization of deferred contract costs	714.3	700.5
Deferred income taxes	2.1	(38.3)
Stock-based compensation expense	146.2	126.4
Net pension income	(47.4)	(35.9)
Net amortization of premiums and accretion of discounts on available-for-sale securities	76.1	48.7
Other	(4.6)	22.4
Changes in operating assets and liabilities:
Increase in accounts receivable	(533.6)	(365.2)
Increase in other assets	(936.9)	(794.0)
(Decrease)/Increase in accounts payable	(41.3)	9.8
Increase in accrued expenses and other liabilities	103.7	321.1
Net cash flows provided by operating activities	2,186.6	2,440.5

Cash Flows from Investing Activities:
Purchases of corporate and client funds marketable securities	(8,944.0)	(7,148.3)
Proceeds from the sales and maturities of corporate and client funds marketable securities	3,366.9	5,159.6
Capital expenditures	(126.8)	(145.3)
Additions to intangibles	(282.3)	(240.2)
Acquisitions of businesses, net of cash acquired	(11.7)	—
Proceeds from sale of property, plant, and equipment and other assets	34.2	7.8
Net cash flows used in investing activities	(5,963.7)	(2,366.4)

Cash Flows from Financing Activities:
Net increase in client funds obligations	25,028.7	14,999.9
Payments of debt	(0.7)	(1,001.6)
Proceeds from the issuance of debt	7.3	991.1
Settlement of cash flow hedges	—	(43.6)
Repurchases of common stock	(1,481.9)	(902.5)
Net proceeds from stock purchase plan and stock-based compensation plans	73.5	73.5
Dividends paid	(1,224.7)	(1,179.5)
Net payments related to reverse repurchase agreements	(23.5)	(13.6)
Net cash flows provided by financing activities	22,378.7	12,923.7

Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(14.2)	70.4

Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	18,587.4	13,068.2

Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	13,143.2	7,053.6
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$31,730.6	$20,121.8

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	1,634.2	1,891.5
Restricted cash and restricted cash equivalents included in funds held for clients	30,096.4	18,230.3
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$31,730.6	$20,121.8

Supplemental disclosures of cash flow information:
Cash paid for interest	$57.1	$52.3
Cash paid for income taxes, net of income tax refunds	$587.9	$570.1

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2022	2021	% Change	2022	2021	% Change
Segment revenues
Employer Services	$3,002.0	$2,780.0	8%	$8,244.8	$7,667.4	8%
PEO Services	1,513.8	1,324.1	14%	4,136.7	3,606.1	15%
Other	(2.8)	(2.1)	n/m	(10.9)	(5.1)	n/m
Total revenues	$4,513.0	$4,102.0	10%	$12,370.6	$11,268.4	10%

Segment earnings
Employer Services	$1,095.7	$980.0	12%	$2,697.0	$2,427.8	11%
PEO Services	227.2	198.7	14%	632.9	545.5	16%
Other	(133.0)	(112.5)	n/m	(329.2)	(309.2)	n/m
Total pretax earnings	$1,189.9	$1,066.2	12%	$3,000.7	$2,664.1	13%

Segment margin
Employer Services	36.5%	35.3%	1.2%	32.7%	31.7%	1.0%
PEO Services	15.0%	15.0%	—%	15.3%	15.1%	0.2%
Other	n/m	n/m	n/m	n/m	n/m	n/m
Total pretax margin	26.4%	26.0%	0.4%	24.3%	23.6%	0.6%

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
Earnings per share information	2022	2021	% Change	2022	2021	% Change
Net earnings	$928.5	$810.7	15%	$2,323.4	$2,060.3	13%

Basic weighted average shares outstanding	418.1	425.8	(2)%	419.8	427.3	(2)%
Basic earnings per share	$2.22	$1.90	17%	$5.53	$4.82	15%

Diluted weighted average shares outstanding	420.2	427.7	(2)%	422.0	428.9	(2)%
Diluted earnings per share	$2.21	$1.90	16%	$5.51	$4.80	15%

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Key Statistics:
Employer Services:
Change in pays per control - U.S. (A)	7%	(6)%	7%	(7)%

PEO Services:
Paid PEO worksite employees at end of period	687,000	595,000	687,000	595,000
Average paid PEO worksite employees during the period	688,000	594,000	659,000	570,000
Significant PEO expenses included within Operating expenses
Zero-margin benefits pass-through costs	$897.2	$784.7	$2,600.6	$2,291.7
Workers' compensation and state unemployment taxes	$242.3	$222.2	$500.9	$422.1

(A) Pays per control represents the number of employees on ADP clients' payrolls in the United States when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
Client Funds Strategy - Supplemental Information

	Three Months Ended
	March 31,
	2022	2021	% Change
Average investment balances at cost (in billions)
Funds held for clients	$38.1	$33.2	15%
Corporate extended (A)	$1.3	$0.7	79%
Short-term financing to support Client Funds Strategy (A)	$1.3	$0.7	79%

Average interest rates earned or paid (exclusive of realized gains or losses)
Funds held for clients	1.2%	1.3%
Corporate extended (A)	1.4%	1.7%
Short-term financing to support Client Funds Strategy (A)	0.2%	0.1%

Interest income (expense)
Funds held for clients	$118.0	$107.4	10%
Corporate extended (B)	4.5	3.1	48%
Short-term financing to support Client Funds Strategy (B)	(0.5)	(0.3)	(105)%
Net Impact from Client Funds Strategy	$122.0	$110.2	11%

Funds Held for Clients - Supplemental Information

	Three Months Ended
	March 31,
	2022	2021
Average balance - Client short	$11.1	$11.6
Average balance - Client extended	16.0	12.7
Average balance - Client long	11.0	8.9
Average balance - Funds held for clients (in billions)	$38.1	$33.2

Average interest rate - Client short	0.1%	0.1%
Average interest rate - Client extended	1.4%	1.7%
Average interest rate - Client long	2.2%	2.4%
Average interest rate - Funds held for clients	1.2%	1.3%

Interest Income and Expense - Non-GAAP Reconciliation

	Three Months Ended
	March 31,
	2022	2021
Corporate extended interest income (B)	$4.5	$3.1
All other interest income	1.1	1.6
Total interest income on corporate funds (component of Other (income)/expense, net)	$5.6	$4.7

Short-term financing to support Client Funds Strategy (B)	$0.5	$0.3
All other interest expense	17.9	13.2
Total interest expense	$18.4	$13.5

(A) We utilize a strategy by which we extend the maturities of our investment portfolio for funds held for clients and employ short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations. As part of our client funds investment strategy, we use daily collection of funds from our clients to satisfy other unrelated client funds obligations, rather than liquidating previously-collected client funds that have already been invested in available-for-sale securities.

(B) While “Corporate extended interest income” and “Short-term financing to support Client Funds Strategy,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

In addition to our GAAP results, we use the adjusted results and other non-GAAP metrics set forth in the table below to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods:

Adjusted Financial Measures	U.S. GAAP Measures
Adjusted EBIT	Net earnings
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings	Net earnings
Adjusted diluted earnings per share	Diluted earnings per share
Adjusted effective tax rate	Effective tax rate
Organic constant currency	Revenues
Corporate extended interest income (see prior page)	Interest income
Short-term financing to Support Client Funds Strategy (see prior page)	Interest expense

We believe that the exclusion of the identified items below helps us reflect the fundamentals of our underlying business model and analyze results against our expectations and against prior period, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. The nature of these exclusions is for specific items that are not fundamental to our underlying business operations. Since these adjusted financial measures and other non-GAAP metrics are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to their corresponding U.S. GAAP measures, and they may not be comparable to similarly titled measures at other companies.

	Three Months Ended			Nine Months Ended
	March 31,		% Change	March 31,		% Change
	2022	2021	As Reported	2022	2021	As Reported
Net earnings	$928.5	$810.7	15%	$2,323.4	$2,060.3	13%
Adjustments:
Provision for income taxes	261.4	255.5		677.3	603.8
All other interest expense (a)	17.9	13.2		53.5	40.5
All other interest income (a)	(1.1)	(1.6)		(3.5)	(4.9)
Transformation initiatives (b)	1.3	(0.6)		2.3	3.5
Excess capacity severance charges	—	—		—	2.9
Adjusted EBIT	$1,208.0	$1,077.2	12%	$3,053.0	$2,706.1	13%
Adjusted EBIT Margin	26.8%	26.3%		24.7%	24.0%

Provision for income taxes	$261.4	$255.5	2%	$677.3	$603.8	12%
Adjustments:
Transformation initiatives (c)	0.3	(0.3)		0.5	0.7
Excess capacity severance charges (c)	—	—			0.7
Adjusted provision for income taxes	$261.7	$255.2	3%	$677.8	$605.2	12%
Adjusted effective tax rate (d)	22.0%	23.9%		22.6%	22.7%

Net earnings	$928.5	$810.7	15%	$2,323.4	$2,060.3	13%
Adjustments:
Transformation initiatives (b)	1.3	(0.6)		2.3	3.5
Income tax provision/(benefit) for transformation initiatives (c)	(0.3)	0.3		(0.5)	(0.7)
Excess capacity severance charges	—	—		—	2.9
Income tax benefit for excess capacity severance charges (c)	—	—		—	(0.7)
Adjusted net earnings	$929.5	$810.4	15%	$2,325.2	$2,065.3	13%

Diluted EPS	$2.21	$1.90	16%	$5.51	$4.80	15%
Adjustments:
Transformation initiatives (b) (c)	—	—		—	0.01
Excess capacity severance charges (c)	—	—		—	0.01
Adjusted diluted EPS	$2.21	$1.89	17%	$5.51	$4.82	14%

(a) We include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that are not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

(b) In the three months ended March 31, 2022, transformation initiatives include consulting costs relating to our company wide transformation initiatives. In the nine months ended March 31, 2022, the charges include consulting costs relating to our company wide transformation initiatives, partially offset by net reversals relating to severance, and gain on sale of assets. Unlike other severance charges which are not included as an adjustment to get to adjusted results, these specific charges relate to actions taken as part of our broad-based, company-wide transformation initiative.

(c) The income tax (benefit)/provision was calculated based on the annualized marginal rate in effect during the quarter of the adjustment.

(d) The Adjusted effective tax rate is calculated as our Adjusted provision for income taxes divided by the sum of our Adjusted net earnings plus our Adjusted provision for income taxes.

The following table reconciles our reported growth rates to the non-GAAP measure of organic revenue, which excludes the impact of acquisitions, the impact of dispositions, and the impact of foreign currency. The impact of acquisitions and dispositions is calculated by excluding the current year revenues of acquisitions until the one year anniversary of the transaction and by excluding the prior year revenues of divestitures for the one year period preceding the transaction. The impact of foreign currency is determined by calculating the current year result using foreign exchange rates consistent with the prior year. The PEO segment is not impacted by acquisitions, dispositions or foreign currency.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
Revenue growth consolidated:	2022	2021	2022	2021

Employer Services	8%	(1)%	8%	(2)%
PEO Services	14%	7%	15%	5%
Consolidated revenue growth as reported	10%	1%	10%	—%
Adjustments:
Impact of acquisitions	—%	—%	—%	—%
Impact of foreign currency	1%	—%	—%	—%
Consolidated revenue growth, organic constant currency	11%	1%	10%	—%

Segment:

Employer Services revenue growth as reported	8%	(1)%	8%	(2)%
Adjustments:
Impact of acquisitions	—%	—%	—%	—%
Impact of foreign currency	1%	(1)%	—%	—%
Employer Services revenue growth, organic constant currency	9%	(2)%	8%	(2)%

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2021 to Fiscal 2022 Non-GAAP Guidance Reconciliation
(in millions, except per share amounts)
(Unaudited)
			Fiscal 2022
	Fiscal 2021		Outlook
Earnings before income taxes / margin (GAAP)	$3,361.2	22.4%	45 to 70 bps
All other interest expense (a)	57.3	40 bps	5 bps
All other interest income (a)	(6.5)	-	-
Transformation initiatives (b) - FY21	-	-	-
Transformation initiatives - FY22	-	-	5 bps
Excess capacity severance charges - FY21	2.9	-	-
Legal settlements - FY21	(30.7)	(20) bps	20 bps
Adjusted EBIT margin (Non-GAAP)	$3,384.2	22.6%	75 to 100 bps

Effective tax rate (GAAP)		22.7%	22.5%
Transformation initiatives (b) - FY21		-	-
Transformation initiatives - FY22		-	-
Excess capacity severance charges - FY21		-	-
Legal settlements - FY21		-	-
Adjusted effective tax rate (Non-GAAP)		22.7%	22.5%

Diluted earnings per share (GAAP)		$6.07	14% to 16%
Transformation initiatives (b) - FY21		-	-
Transformation initiatives - FY22		-	-
Excess capacity severance charges - FY21		0.01	-
Legal settlements - FY21		(0.05)	1%
Adjusted diluted earnings per share (Non-GAAP)		$6.02	15% to 17%

(a) We include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. These adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”
(b) In fiscal 2021, transformation initiatives include impairment charges as a result of recognizing certain owned facilities at fair value given intent to sell and accordingly classified as held for sale and lease asset impairment charges, offset by gain on sale of assets and net reversals of charges related to other transformation initiatives, including severance.

Unlike other severance charges which are not included as an adjustment to get to adjusted results, these specific charges relate to actions taken as part of our broad-based, company-wide transformation initiative.

Safe Harbor Statement
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining, and retaining, clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled technical associates; the impact of new acquisitions and divestitures; the adequacy, effectiveness and success of our business transformation initiatives; and the impact of any uncertainties related to major natural disasters or catastrophic events, including the COVID-19 pandemic. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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